Exhibit No. 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33−33520 on Form S−8, Post−Effective Amendment 1 to Registration Statement No. 33−38349 on Form S−3, Registration Statement No. 333−81278 on Form S−3, Registration Statement No. 333−81278−01 on Form S−3, Registration Statement No. 333−81278−02 on Form S−3, Registration Statement No. 333−81278−03 on Form S−3, Post−Effective Amendment 1 to Registration Statement No. 333−69738 on Form S−3, Registration Statement No. 333−70332 on Form S−8, Registration Statement No. 333−87274 on Form S−3, Post−Effective Amendment 1 to Registration Statement No. 333−47910 on Form S−3, Registration Statement No. 333−52328 on Form S−8, Post−Effective Amendment 1 to Registration Statement No. 333−89685 on Form S−8, Registration Statement No. 333−48164 on Form S−8, Registration Statement No. 333-114237 on Form S-3, Registration Statement No. 333-104951 on Form S-8 and Registration Statement No. 333-104952 on Form S-8 of our reports dated March 6, 2006, relating to the consolidated financial statements and consolidated financial statement schedule of Progress Energy, Inc. (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph concerning the adoption of new accounting principles in 2005 and 2003) and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10−K of Progress Energy, Inc. for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
March 6, 2006